Exhibit 10.1

CONFIDENTIAL

AMENDMENT AND WAIVER

This amendment and waiver (this “Amendment and Waiver”), dated as of July 10, 2023, is made by and among Global Business Travel Group, Inc. (“PubCo”), GBT JerseyCo Limited (“JerseyCo”), American Express Travel Holdings Netherlands Coöperatief U.A. (“Amex Shareholder”), Juweel Investors (SPC) Limited (“Juweel”) and EG Corporate Travel Holdings LLC (“Expedia Shareholder” and, collectively with PubCo, JerseyCo, Amex Shareholder and Juweel, the “Parties”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Exchange Agreement (as defined below) or the A&R JerseyCo M&A.

WHEREAS, on December 2, 2021, JerseyCo and Apollo Strategic Growth Capital, a Cayman Islands exempted company, entered into a Business Combination Agreement (as amended from time to time, the “BCA”);

WHEREAS, on May 27, 2022, the Parties entered into (i) that certain Exchange Agreement (as amended from time to time, the “Exchange Agreement”) and (ii) that certain Shareholders Agreement (as amended from time to time, the “Shareholders Agreement”);

WHEREAS, the Parties have agreed to enter into the transactions contemplated herein in order to eliminate PubCo’s and JerseyCo’s “Up-C” structure in a transaction intended to qualify for non-recognition treatment under Section 351(a) of the Code; and

WHEREAS, the Parties are entering into a series of related agreements, pursuant to which, among other things, in exchange for Class A PubCo Common Shares (including a contingent number of Class A PubCo Common Shares to be issued as described below and in amendment to the BCA (the “BCA Amendment”)) (i) all of JerseyCo B Ordinary Shares and Class B PubCo Common Shares owned by Amex Shareholder, Juweel and Expedia Shareholder will be surrendered to PubCo, (ii) the terms of the C Ordinary Shares of JerseyCo will be modified to provide that upon the achievement of any Triggering Event prior to the Earnout Termination Date, the C Ordinary Shares owned by Amex Shareholder, Juweel and Expedia Shareholder as of the date hereof will be cancelled and (iii) the BCA Amendment will provide that the Amex Shareholder, Juweel and Expedia Shareholder (or their applicable designees) will not receive JerseyCo B Ordinary Shares and Class B PubCo Common Shares into which the C Ordinary Shares otherwise would have converted (i.e., after the BCA Amendment, the Amex Shareholder, Juweel, and Expedia Shareholder shall have no further claim to additional JerseyCo equity) (such exchange of Class A PubCo Common Shares for items (i), (ii) and (iii) collectively being the “351 Exchange”); and

WHEREAS, concurrently with the execution of this Amendment and Waiver, and as part of the 351 Exchange, (i) Amex Shareholder, Juweel and Expedia Shareholder are concurrently delivering an Unrestricted Exchange Notice specifying July 10, 2023 as the Exchange Date for the Unrestricted Exchange of 100% of each parties’ JerseyCo B Ordinary Shares and (ii) PubCo is delivering an Optional Direct Exchange Notice to each of Amex Shareholder, Juweel and Expedia Shareholder with respect to such Unrestricted Exchanges.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment and Waiver.

a.	Each of the Parties hereby irrevocably, unconditionally and voluntarily waives, solely with respect to the 351 Exchange, the requirement set forth in Section 2.7(b) of the Exchange Agreement that (i) for U.S. federal (and applicable state and local) income tax purposes, each of the Eligible JerseyCo Owners, JerseyCo and PubCo treat each Exchange as a taxable sale under Section 1001 of the Code by the Eligible JerseyCo Owner of Exchange Securities to PubCo for the payment by PubCo of the Exchange Payment and (ii) no party take a contrary position on any income tax return, amendment thereof or communication with a taxing authority. In addition, (i) each of Amex Shareholder, Juweel and Expedia Shareholder irrevocably, unconditionally and voluntarily waives, solely with respect to the 351 Exchange, any rights that such party has under the Exchange Agreement to withdraw the Unrestricted Exchange Notice and (ii) PubCo irrevocably, unconditionally and voluntarily waives, solely with respect to the 351 Exchange, any rights that PubCo has under the Exchange Agreement to revoke the Optional Direct Exchange Notices.

b.	Each of the Parties hereby irrevocably, unconditionally, and voluntarily agrees that the requirement under Section 2.7(a)(ii)(A) of the Exchange Agreement that each Eligible JerseyCo Owner provide an ECI Certificate shall be deemed to be satisfied if the Eligible JerseyCo Owner provides PubCo with a certificate under Treasury Regulations section 1.1446(f)-2(b)(6) with respect to the 351 Exchange.

c.	Each of the Parties hereby irrevocably, unconditionally, and voluntarily agrees that the requirement under Section 2.7(a)(ii)(B) of the Exchange Agreement that each Eligible JerseyCo Owner provide a FIRPTA Certificate shall be deemed to be satisfied if the Eligible JerseyCo Owner provides PubCo with a notice under Treasury Regulations section 1.1445-2(d)(2)(i), substantially in the form attached hereto as Exhibit A, with respect to the 351 Exchange. PubCo shall mail a copy of such notice to the Internal Revenue Service (“IRS”), at the address specified in Treasury Regulations section 1.1445-1(g)(10) (or other applicable IRS guidance), in the manner and within the time period specified in Treasury Regulations section 1. 1.1445-2(d)(2)(i)(B).

d.	Each of the Parties hereby irrevocably, unconditionally, and voluntarily waives, solely with respect to the 351 Exchange, the requirement set forth in Section 2.7(c) of the Exchange Agreement that PubCo deliver a notification to JerseyCo in accordance with Treasury Regulations section 1.743-1(k)(2).

2.	Remaining Effect. Except as expressly set forth herein, the terms, covenants, provisions and conditions of the Exchange Agreement shall remain unmodified and continue in full force and effect.

3.	Intended Tax Treatment. The Parties intend that the transactions consummated pursuant to the 351 Exchange, pursuant to which each of Amex Shareholder, Juweel, and Expedia Shareholder transfer all of their respective interests in JerseyCo equity to PubCo in exchange for (i) shares of PubCo Class A Common Stock on the Exchange Date and (ii) any additional shares of PubCo Class A Common Stock to be issued on the First Earnout Achievement Date and the Second Earnout Achievement Date, shall be treated for U.S. federal (and applicable state and local) income tax purposes as transactions in connection with which no gain or loss shall be recognized pursuant to Section 351(a) of the Code (with the issuance of contingent stock consideration described in clause (ii) qualifying as nontaxable pursuant to Revenue Procedure 84-42 and related authorities, except to the extent treated as imputed interest pursuant to Section 483 of the Code), and that following those transactions (and for so long as PubCo owns all of the equity interests in JerseyCo for U.S. federal income tax purposes), JerseyCo shall be disregarded as an entity separate from PubCo for U.S. federal income tax purposes. No Party shall take a position contrary to the intended tax treatment described in this paragraph 3 on any income tax return, amendment thereof, or communication with a taxing authority, except pursuant to a final determination within the meaning of section 1313(a) of the Code or any other event (including execution of an IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for tax.

4.	Each of the Parties hereby represents and warrants that it is not aware of any fact or circumstance that could reasonably be construed to cause the transactions consummated pursuant to the 351 Exchange to fail to qualify for the intended tax treatment described in Paragraph 3 of this Amendment and Waiver.

5.	Miscellaneous. This Amendment and Waiver may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that this Amendment and Waiver will be legally binding upon the electronic transmission, including by email, by each such party of a signed signature page to this Amendment and Waiver to the other Parties.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment and Waiver as of the date first written above.

gbt jERSEYCO LIMITED

By:	/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Director

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Chief Legal Officer and Global Head of Mergers & Acquisitions and Compliance and Corporate Secretary

JUWEEL INVESTORS (SPC) LIMITED, acting on behalf of and for the account of the LEGACY SEGREGATED PORTFOLIO

By:	/s/ Michael Gregory O'Hara
Name:	Michael Gregory O'Hara
Title:	Authorized Signatory

American Express Travel Holdings Netherlands Coöperatief U.A.

By:	/s/ Gregory A. Hybl
Name:	Gregory A. Hybl
Title:	Director

EG CORPORATE TRAVEL HOLDINGS LLC

By:	/s/ Harshit Vaish
Name:	Harshit Vaish
Title:	Authorized Signer

[Signature Page to Amendment and Waiver (Exchange Agreement)]